Exhibit 15.1
November 10, 2008
Merrill Lynch & Co., Inc.
4 World Financial Center
New York, NY 10080
We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited condensed consolidated interim financial information of Merrill Lynch & Co., Inc. and subsidiaries (“Merrill Lynch”) as of September 26, 2008 and for the three- and nine-month periods ended September 26, 2008 and September 28, 2007, and have issued our report dated November 4, 2008. As indicated in such report (which report includes explanatory paragraphs relating to (1) the agreement and plan of merger with Bank of America Corporation on September 15, 2008 as discussed in Note 1 to the unaudited condensed consolidated interim financial statements, (2) the restatement discussed in Note 16 to the unaudited condensed consolidated interim financial statements, and (3) Merrill Lynch’s securities purchase agreement with the U.S. Treasury pursuant to the Emergency Economic Stabilization Act of 2008, its participation in the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program, and its participation in the Federal Reserve’s Commercial Paper Funding Facility as discussed in Note 18 to the unaudited condensed consolidated interim financial statements) because we did not perform an audit, we expressed no opinion on that information.
We are aware that our report referred to above, appearing as an exhibit to the Bank of America Corporation Current Report on Form 8-K filed on or about November 10, 2008, is incorporated by reference in the following Bank of America Corporation Registration Statements:
Filed on Form S-3:
Registration Statement No. 333-152418
Registration Statement No. 333-133852
Registration Statement No. 333-130821
Registration Statement No. 333-112708
Registration Statement No. 333-123714
Registration Statement No. 333-70984
Registration Statement No. 333-15375
Registration Statement No. 333-18273
Registration Statement No. 333-43137
Registration Statement No. 333-97157
Registration Statement No. 333-97197
Registration Statement No. 333-83503
Registration Statement No. 333-07229
Registration Statement No. 333-51367
Registration Statement No. 033-57533
Registration Statement No. 033-30717
Registration Statement No. 033-49881
Registration Statement No. 333-13811

Registration Statement No. 333-47222
Registration Statement No. 333-65750
Registration Statement No. 333-64450
Registration Statement No. 333-104151
Filed on Form S-4:
Registration Statement No. 333-153771
Filed on Form S-8:
Registration Statement No. 333-133566
Registration Statement No. 333-121513
Registration Statement No. 333-69849
Registration Statement No. 333-81810
Registration Statement No. 333-53664
Registration Statement No. 333-102043
Registration Statement No. 333-102852
Registration Statement No. 333-65209
Registration Statement No. 033-45279
Registration Statement No. 002-80406
Registration Statement No. 333-02875
Registration Statement No. 033-60695
Registration Statement No. 333-58657
Filed on Post-Effective Amendments on Form S-8 to Registration Statement on Form S-4:
Registration Statement No. 333-149204
Registration Statement No. 333-127124
Registration Statement No. 333-110924
Registration Statement No. 033-43125
Registration Statement No. 033-55145
Registration Statement No. 033-63351
Registration Statement No. 033-62069
Registration Statement No. 033-62208
Registration Statement No. 333-16189
Registration Statement No. 333-60553
Registration Statement No. 333-40515
We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of a Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.
/s/ Deloitte & Touche LLP
New York, New York